UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 13, 2005

BabyUniverse, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-32577	65-0797093

(Commission File Number)	(IRS Employer Identification No.)

5601 N.W. 9th Avenue, Suite 104, Fort Lauderdale, Florida	33309

(Address of Principal Executive Offices)	(Zip Code)

(954) 771-5160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          Completion of Acquisition or Disposition of Assets.

          On September 13, 2005, BabyUniverse, Inc. (the “Company”) issued a press release announcing the acquisition on September 13, 2005 of all of the shares of outstanding common stock of Huta Duna, Inc., d/b/a DreamTimeBaby, pursuant to that Stock Purchase Agreement dated as of September 13, 2005 by and between the Company and Michael Laiken.  The Company acquired the shares of Huta Duna common stock from Michael Laiken, the sole shareholder of Huta Duna, Inc., in exchange for approximately $6.4 million in cash and 53,165 shares of the Company’s common stock.  A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(a) Financial Statements.  The financial statements required by Item 9.01(a) are not included in this current report.  The Company intends to file these financial statements by an amendment within the time period permitted by Item 9.01(a).

(b) Pro Forma Financial Information.  Pro forma financial information required by Item 9.01(b) is not included in this current report.  The Company intends to file this pro forma financial information by an amendment within the time period permitted by Item 9.01(b).

(c) Not Applicable.

(d) Exhibits.

2.1          Stock Purchase Agreement dated as of September 13, 2005 by and between BabyUniverse, Inc. and Michael Larkin.

99.1        Press Release issued by BabyUniverse, Inc. announcing the acquisition on September 13, 2005 of all of the shares of outstanding common stock of Huta Duna, Inc., d/b/a DreamTimeBaby.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 16, 2005	BABYUNIVERSE, INC.

/s/ Robert Brown

Robert Brown Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement dated as of September 13, 2005 by and between BabyUniverse, Inc. and Michael Laiken.

99.1	Press Release issued by Baby Universe, Inc. announcing the acquisition on September 13, 2005 of all of the shares of outstanding common stock of Huta Duna, Inc., d/b/a DreamTimeBaby.